UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/14/2010

Wells Timberland REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53193

MD	203536671
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 14, 2010, the board of directors of Wells Timberland REIT, Inc. (the "Registrant") declared a stock dividend for the first quarter of 2011 in the amount of 0.000055556 shares per day per share on the outstanding shares of its common stock to the stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period commencing on December 16, 2010 and continuing through and including March 15, 2011. This stock dividend, calculated on a daily, noncompounding basis throughout the period, would annualize to a 2% rate. This dividend is to be paid on a date during the month of March 2011 as the President of the Registrant may determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Timberland REIT, Inc.

Date: December 15, 2010	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer